UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2011

Papa John’s International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(502) 261-7272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2011, the Board of Directors of Papa John’s International, Inc. (the “Company”) accepted the resignation of J. Jude Thompson as President and Co-Chief Executive Officer and as a member of the Board of Directors.

In connection with Mr. Thompson’s resignation, the Company and Mr. Thompson entered into a Separation and General Release Agreement (the “Agreement”) under which Mr. Thompson will remain employed with the Company through April 30, 2011 and will continue to receive his regular salary and benefits through that date. He will also receive a payment of approximately $563,600, representing seven and one-half months base salary, accrued and estimated bonus for the first and second quarters of 2011 under the Company’s Management Incentive Plan, and payment of accrued vacation and other benefits. The Compensation Committee of the Board of Directors exercised its discretion under the Company’s equity plan to provide for the accelerated vesting, on April 30, 2011, of certain stock options and restricted shares previously granted to Mr. Thompson which were scheduled to vest through April 30, 2013. The Agreement also contains customary confidentiality and other covenants and releases. The foregoing summary of the Agreement and its terms is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

John H. Schnatter will continue to serve as the Company’s Founder, Chairman and Chief Executive Officer. The Board of Directors has reduced the size of the Board by one member as a result of Mr. Thompson’s resignation from the Board.

Item 7.01. Regulation FD Disclosure.

The Company does not expect the terms of the Agreement to have a material impact on our 2011 earnings.

The Company issued a press release on April 15, 2011. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements

Certain matters discussed in this filing and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such statements may relate to projections concerning revenue, earnings, margins, unit growth and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.

The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to: changes in pricing or other marketing or promotional strategies by competitors which may adversely affect sales, including an increase in or continuation of the aggressive pricing and promotional; new product and concept developments by food industry competitors; the ability of the company and its franchisees to meet planned growth targets and operate new and existing restaurants profitably; general economic conditions and resulting impact on consumer buying habits; changes in consumer preferences; increases in or sustained high costs of food ingredients and other commodities, paper, utilities, fuel, employee compensation and benefits, insurance and similar costs (including the impact of the recently passed federal health care legislation); the ability of the Company to pass along increases in or sustained high costs to franchisees or consumers; the impact of current or future legal claims and current or proposed legislation impacting our business; the impact that product recalls, food quality or safety issues, and general public health concerns could have on our restaurants; currency exchange and interest rates; and increased risks associated with our international operations, including economic and political conditions in our international markets and difficulty in meeting planned sales targets for our international operations. These and other risk factors are discussed in detail in “Part I. Item 1A. - Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 26, 2010. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation and General Release Agreement between Papa Johns International, Inc. and J. Jude Thompson dated April 15, 2011.

99.1	Press Release issued by Papa John’s International, Inc., dated April 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date:	April 15, 2011	By:	/s/ Christopher J. Sternberg
		Name:	Christopher J. Sternberg
Senior Vice President and
General Counsel